UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (date of earliest event reported): August 4, 2024
Lucid Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39408	85-0891392
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

7373 Gateway Boulevard Newark, CA		94560
(Address of Principal Executive Offices)		(Zip Code)
Registrant's telephone number, including area code: (510) 648-3553
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	LCID	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01 Entry into a Material Definitive Agreement
Private Placement
On August 4, 2024, Lucid Group, Inc. (the “Company”) entered into a subscription agreement (the “Subscription Agreement”) between the Company and Ayar Third Investment Company, a single shareholder limited liability company organized under the laws of the Kingdom of Saudi Arabia (“Ayar”), an affiliate of the Public Investment Fund (“PIF”) and the Company’s majority shareholder. Pursuant to the Subscription Agreement, Ayar agreed to purchase from the Company 75,000 shares of its Series B Convertible Preferred Stock, par value $0.0001 per share (the “Convertible Preferred Stock”), for an aggregate purchase price of $750,000,000 in a private placement (the “Private Placement”). The Private Placement is expected to close no later than the 10th business day following the date of the Subscription Agreement and is subject to customary closing conditions. The Convertible Preferred Stock will be convertible into the Company’s Class A common stock, par value $0.0001 per share (“Common Stock”), and initially convertible into approximately 171.24 million shares of Common Stock in the aggregate (approximately 7% of the Company’s issued and outstanding Common Stock), at an initial conversion price of $4.3799 per share (the “Conversion Price”). The Conversion Price is subject to customary anti-dilution adjustments, including in the event of any stock split, stock dividend, recapitalization or similar events.
The shares of Convertible Preferred Stock sold to Ayar pursuant to the Subscription Agreement will be issued pursuant to a Certificate of Designations to be filed with the Secretary of State of the State of Delaware on or before the closing of the Private Placement and will be sold in reliance on the exemption from registration provided in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The shares of Convertible Preferred Stock and the shares of Common Stock issuable upon conversion thereof will be subject to the Investor Rights Agreement, dated as of February 22, 2021, by and among the Company, Ayar, and the other parties thereto, as amended from time to time (the “Investor Rights Agreement”), which governs the registration for resale of such shares of Convertible Preferred Stock and Common Stock.
Transfer Restrictions
Pursuant to the Subscription Agreement, Ayar has agreed, with certain exceptions, that without prior written consent of the Company, it will not, for 12 months after the date of the closing of the Private Placement:
•directly or indirectly offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of Convertible Preferred Stock or any shares of Common Stock issued pursuant to the terms thereof;
•enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Convertible Preferred Stock or any shares of Common Stock issued pursuant to the terms thereof, whether any such swap or transaction is to be settled by delivery of Convertible Preferred Stock, Common Stock or other securities, in cash or otherwise; or
•make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a short sale of or the purpose of which is to offset the loss that results from a decline in the market price of Convertible Preferred Stock or the shares of Common Stock issued pursuant to the terms thereof.
Subject to certain conditions, these restrictions do not apply to transfers: made as a bona fide gift or gifts, including to charitable organizations; to any person or entity controlling, controlled by, or under common control with Ayar; to a nominee or custodian of any person or entity to whom a transfer would be permissible under any of the preceding exceptions set forth in this sentence; and pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by the Company’s board of directors (the “Board”) and made to all holders of shares of the Company’s capital stock involving a change of control.
This description of the Subscription Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Subscription Agreement, which is included as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
Amendment to Investor Rights Agreement
In connection with the Private Placement, the Company will enter into an amendment to the Investor Rights Agreement (the “Fourth IRA Amendment”). Pursuant to the Fourth IRA Amendment, Ayar will be entitled to certain registration rights, including piggy-back and shelf registration rights, with respect to the shares of Convertible Preferred Stock and any shares of Common Stock issuable upon conversion thereof.

This description of the Fourth IRA Amendment does not purport to be complete and is qualified in its entirety by reference to the form of Fourth IRA Amendment, which is included in the Subscription Agreement that is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference, and to the final Fourth IRA Amendment which will be filed with a subsequent Current Report on Form 8-K.
Designation of the Convertible Preferred Stock
Ranking and Dividend
The Convertible Preferred Stock will rank senior to the Common Stock with respect to dividends and distributions of assets upon the Company’s liquidation, dissolution or winding up. The Convertible Preferred Stock will have an initial value of $10,000 per share (the “Initial Value”). Dividends on the Convertible Preferred Stock will be payable in the form of compounded dividends upon each share of Convertible Preferred Stock (such payment in kind, “Compounded Returns”). Dividends will accrue on the Initial Value (as increased for any Compounded Dividends previously compounded thereon) of each share of Convertible Preferred Stock at a rate of 9% per annum and will compound on the basis of quarterly dividend payment dates on each March 31, June 30, September 30 and December 31 of each year, commencing September 30, 2024.
Liquidation Preference
Upon a liquidation, dissolution or winding up of the Company, each holder of shares of Convertible Preferred Stock (“Holder”) will be entitled to receive, with respect to each share of then-outstanding Convertible Preferred Stock, out of the assets of the Company available for distribution to its stockholders (pari passu with the holders of any liquidation parity securities) an amount in cash equal to the greater of (a) an amount per share of Convertible Preferred Stock as of the date of such liquidation, dissolution or winding up equal to (i) the per share accrued value (as used herein, representing the Initial Value, plus any Compounded Returns, plus accrued dividends from the last dividend payment date to, and including, the relevant date of determination) (the “Accrued Value”) as of the relevant date (as defined in the Certificate of Designations of Series B Convertible Preferred Stock of the Company (the “Certificate of Designations”)) multiplied by (ii) the relevant percentage (as defined in the Certificate of Designations) (the product of (i) and (ii), the “Minimum Consideration”); and (b) the amount that such Holder would have received with respect to such share of Convertible Preferred Stock based on its Accrued Value if all shares of Convertible Preferred Stock had been converted at their Accrued Value (regardless of whether they were actually converted and without regard to any limitations on convertibility or to whether sufficient shares of Common Stock are available out of the Company’s authorized but unissued stock for the purpose of effecting such conversion) into shares of Common Stock on the business day immediately prior to the date of such liquidation, dissolution or winding up.
Conversion
Each share of Convertible Preferred Stock will be convertible, at the option of the respective Holder, from time to time after the initial issue date (the “Initial Issue Date”), and without the payment of additional consideration by the Holder, (a) at any time that the closing price per share of the Common Stock on the trading day immediately preceding the date on which the Holder delivers the relevant notice of conversion is at least $5.50 (subject to certain adjustments), unless the Company otherwise consents to such conversion in its sole discretion, or (b) in all events during certain specified periods relating to a fundamental change or optional redemption by the Company, into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing (i) the applicable Accrued Value as of the conversion date by (ii) the applicable Conversion Price in effect as of such conversion date.
Voting
Except as otherwise provided in the Certificate of Designations or by applicable law or the rules of any stock exchange on which the Company’s securities are listed, on any matter presented to the stockholders of the Company for their action or consideration at any meeting of stockholders and on which matter holders of the Common Stock shall be entitled to vote, each Holder will be entitled to the number of votes equal to the number of whole shares of Common Stock into which the aggregate shares of Convertible Preferred Stock held by such Holder are convertible on the record date for determining stockholders entitled to vote on such matter (subject to certain adjustments, but without regard to any limitations on convertibility or to whether sufficient shares of Common Stock are available out of the Company’s authorized but unissued stock for the purpose of effecting the conversion). Holders will be entitled to notice of any meeting of stockholders and, except as otherwise provided in the Certificate of Designations or otherwise required by law, to vote together as a single class with the holders of Common Stock and any other class or series of stock entitled to vote thereon. The voting power of Holders is subject to a voting cap per share equal to the quotient of the $10,000 Initial Value and $3.120 (the “Minimum Price” as calculated in accordance with the Nasdaq Listing Rules) (the “Voting Cap”).

As long as at least 10% of the aggregate number of shares of the Convertible Preferred Stock issued on the Initial Issue Date remain outstanding, and subject to certain other conditions, Holders will be entitled to a separate class vote with respect to, among other things, amendments to the Company’s organizational documents that have an adverse effect on the Convertible Preferred Stock, authorizations or issuances by the Company of capital stock of the Company that ranks senior or equal to the Convertible Preferred Stock with respect to dividends or distributions on liquidation or the terms of which provide for cash dividends (other than the Common Stock), winding-up and dissolution, and decreases in the number of authorized shares of Convertible Preferred Stock. The Company also agreed that as long as Ayar owns at least 50% of the Convertible Preferred Stock issued on the Initial Issue Date, the Company will comply with certain debt incurrence covenants in its Credit Agreement, dated as of June 9, 2022, by and among the Company, as the Borrower Representative, the other Borrowers party thereto from time to time, the Lenders and Issuing Banks from time to time party thereto and Bank of America, N.A., as Administrative Agent, as amended, which agreement may be waived with the sole consent of Ayar.
Junior and Parity Securities
Subject to certain exceptions, unless all accumulated and unpaid dividends on the Convertible Preferred Stock for all preceding quarterly dividend payment periods have been declared upon all outstanding shares of Convertible Preferred Stock through the most recently completed dividend period, the Company (1) may not repurchase, redeem or otherwise acquire shares of any parity stock or any junior stock (which includes the Common Stock), (2) may not declare or pay dividends on any junior stock (which includes the Common Stock) and (3) may not declare or pay dividends on any parity stock, unless the respective amounts of dividends declared on the Convertible Preferred Stock and each such other class or series of dividend parity stock bear the same ratio to each other as all accumulated and unpaid dividends per share of the Convertible Preferred Stock and such class or series of parity stock (subject to their having been declared by the Board out of legally available funds) bear to each other, in proportion to their respective liquidation preferences at the time of declaration.
Mandatory Conversion
On or after the third anniversary of the Initial Issue Date, if at any time (i) the daily VWAP (as defined in the Certificate of Designations) of the Common Stock has been at least 200% of the Conversion Price for at least twenty (20) trading days (whether or not consecutive) during any thirty (30) consecutive trading days (including the last day of such period) and (ii) certain Common Stock liquidity conditions (as defined in the Certificate of Designations) are satisfied, the Company will have the right, exercisable at its election within fifteen (15) business days following completion of the applicable thirty (30) trading day period, to cause all or any portion of the Convertible Preferred Stock to convert into Common Stock. The Company will be required to pay an additional amount per share of Convertible Preferred Stock payable in cash, shares of Common Stock valued based on a five-day average daily VWAP (with the number of shares of Common Stock rounded up to the nearest whole share) or a combination thereof in respect of such conversion equal to the greater of (x) the difference between (i) the Minimum Consideration and (ii) the value of the shares of Common Stock delivered upon mandatory conversion thereof and (y) zero.
Fundamental Change
Upon a “fundamental change” (as defined in the Certificate of Designations), the Holders will be entitled, on the fundamental change repurchase date specified by the Company, to receive an amount equal to the greater of (a) the Minimum Consideration and (b) an amount equal to the value that such Holder would have received if it had converted its shares of Convertible Preferred Stock into shares of Common Stock on the business day immediately before the fundamental change repurchase date. The fundamental change repurchase price may be paid in cash, shares of Common Stock (or other securities to be received by a holder of Common Stock in such Fundamental Change) valued based on a five-day average daily VWAP (with the number of shares of Common Stock rounded up to the nearest whole share), or a combination thereof, at the Company’s election. The Company may not elect to deliver shares of its Common Stock (or other securities to be received by a holder of Common Stock in such Fundamental Change) in partial or full satisfaction of the fundamental change repurchase price, if certain Common Stock liquidity conditions (as defined in the Certificate of Designations) are not satisfied.
Optional Redemption
On or after the fifth anniversary of the Initial Issue Date, the Company may redeem all or any portion of the Convertible Preferred Stock at a redemption price per share equal to the greater of (a) the Minimum Consideration and (b) an amount equal to the value (calculated based on a twenty (20)-day average daily VWAP) of the number of shares of Common Stock issuable upon conversion at the Conversion Price on such redemption date. Such redemption price may be paid in cash, shares of Common Stock valued based on a twenty (20)-day average daily VWAP (with the number of shares of Common Stock rounded up to the nearest whole share), or a combination thereof, at the Company’s election. The Company may not pay any portion of such redemption price in shares of Common Stock if the Common Stock liquidity conditions (as defined in the Certificate of Designations) are not satisfied.

Nasdaq Rules
The Certificate of Designations will provide that the number of shares of Common Stock deliverable upon conversion, redemption or repurchase of the Convertible Preferred Stock will be limited as required by applicable Nasdaq listing rules, unless the Company shall have obtained any required stockholder approval. Lucid and Ayar have agreed to cooperate reasonably to obtain, and Ayar has agreed to consent in respect of such stockholder approval no later than 18 months following the closing of the Private Placement. The Convertible Preferred Stock will be initially convertible into approximately 171.24 million shares of Common Stock.
Remedies for Nonpayment
The Certificate of Designations will provide that the dividend rate described above will be increased to a rate not exceeding 15% per annum upon certain events of noncompliance relating to a failure by the Company to deliver consideration due in connection with a fundamental change or optional redemption.
The foregoing description of the form of Certificate of Designations of the Company’s Series B Convertible Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the form of Certificate of Designations, which is included in the Subscription Agreement that is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference, and to the final Certificate of Designations of the Company’s Series B Convertible Preferred Stock, which will be filed with a subsequent Current Report on Form 8-K.
Credit Agreement
On August 4, 2024 (the “Closing Date”), the Company entered into a delayed draw term loan credit agreement (the “Term Loan Agreement”) providing for an unsecured delayed draw term loan facility in an aggregate principal amount of $750,000,000 with Ayar Third Investment Company, an affiliate of PIF, as the sole lender, and as administrative agent thereunder.
The Term Loan Agreement provides for a $750,000,000 unsecured delayed draw term loan facility with a stated maturity date of August 4, 2029. As of the date hereof, the Company has not requested any draws under the Term Loan Agreement. The obligations under the Term Loan Agreement are guaranteed by the Company and certain other domestic subsidiaries of the Company. The proceeds of the delayed draw term loans may be used by the Company to provide for working capital and general corporate requirements of the Company and its restricted subsidiaries. The Term Loan Agreement contains customary representations, covenants and events of default, substantially similar to the Company’s outstanding asset-based revolving credit facility, including, without limitation, certain covenants that limit the ability of the Company and its restricted subsidiaries to, among other things, pay dividends, incur debt, create liens and encumbrances, redeem or repurchase stock, dispose of assets (including dispositions of material intellectual property), consummate acquisitions or other investments, prepay certain debt, engage in sale and leaseback transactions, consummate mergers and other fundamental changes, enter in to restrictive agreements or modify their organizational documents. The Company is also required to maintain compliance with a minimum liquidity financial covenant of $1,000,000,000. Interest due in respect of delayed draw term loans under the Term Loan Agreement is payable in cash or in kind, at the option of the Company. Generally, interest under the Term Loan Agreement is calculated using either (i) three-month adjusted Term SOFR plus an interest rate margin of 5.75% or (ii) the “alternate base rate” plus an interest rate margin of 4.75%. In addition to paying interest on the outstanding principal under the Term Loan Agreement, the Company is required to pay a quarterly undrawn fee at a rate equal to 0.50% per annum on the total amount of the unused commitments of the delayed draw term loan facility. The final maturity date of the Term Loan Agreement is August 4, 2029.
The foregoing description of the terms of the Term Loan Agreement is not a complete description thereof and is qualified in its entirety by the full text of such agreement, which is filed as Exhibit 10.2 hereto and incorporated herein by reference.
Item 3.02 Unregistered Sales of Equity Securities.
As described in Item 1.01 above, pursuant to the Subscription Agreement, the Company has agreed to sell an aggregate of 75,000 shares of Convertible Preferred Stock. The offer and sale of the shares of Convertible Preferred Stock will be made in reliance on an exemption from registration under the Securities Act pursuant to Section 4(a)(2) thereof. The Company will rely on this exemption from registration based in part on representations made by Ayar in the Subscription Agreement. The shares of Common Stock issuable upon conversion of shares of the Convertible Preferred Stock will be issued in reliance upon the exemption from registration in Section 3(a)(9) of the Securities Act. The disclosure set forth in Item 1.01 under the caption “Private Placement” above is incorporated by reference into this Item 3.02.
Item 3.03 Material Modification to Rights of Security Holders.

The information contained in Item 1.01 of this Current Report is incorporated by reference into this Item 3.03.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit Number	Description
10.1
Subscription Agreement, dated August 4, 2024, between Lucid Group, Inc. and Ayar Third Investment Company (including form of Certificate of Designations related to the Series B Convertible Preferred Stock and form of Amendment No. 4 to the Investor Rights Agreement by and among Lucid Group, Inc., Ayar Third Investment Company, and the other parties thereto).

10.2	Credit Agreement, dated as of August 4, 2024, among Lucid Group, Inc., and Ayar Third Investment Company, as the sole lender and administrative agent.
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 5, 2024

Lucid Group, Inc.

	By:	/s/ Gagan Dhingra
Gagan Dhingra
Interim Chief Financial Officer